Exhibit 10.2

LICENSE ASSIGNMENT AND CONSENT AGREEMENT

THIS LICENSE ASSIGNMENT AND CONSENT AGREEMENT (this ”Agreement”), is entered into as of December 17, 2018, by and among Zander Therapeutics, Inc. ( “Licensee”), Regen Biopharma, Inc. (“Licensor”) and KCL Therapeutics, Inc. (“Assignee”)

WHEREAS, Licensor has assigned to Assignee all right title and interest to the intellectual property listed in Exhibit A to this Agreement (“Assigned Properties”)

WHEREAS, Licensor and Licensee are parties to that certain License Agreement dated June 23, 2015, as amended , granting Licensee an exclusive worldwide right and license for the development and commercialization for non-human veterinary therapeutic use of certain intellectual property of the Licensor (the “Original License”);

WHEREAS, Licensor wished to assign, and Assignee wishes to assume, effective as of December 12, 2018 (the “Effective Date”), all rights, duties and obligations of Licensor under the Original License with respect to the Assigned Properties and Licensee wishes to consent to such assignment;

THEREFORE, IT IS AGREED

Effective as of December 12, 2018 , Licensor hereby transfers and assigns to Assignee all rights, duties, and obligations of Licensor under the Original License with respect to the Assigned Properties , and Assignee agrees to assume such duties and obligations thereunder and be bound to the terms of the Original License with respect thereto. This Agreement and the rights, duties, and obligations under the Original License assigned and transferred hereunder shall serve as the agreement between Assignee and Licensee with respect to the Assigned Properties. Accordingly, Assignee and Licensee agree that, upon such assignment, transfer, and assumption, each of Assignee and Licensee shall be entitled to enforce the applicable terms of the Original License against the other under this Agreement.

GOVERNING LAW,VENUE, And WAIVER OF JURY TRIAL.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SEVERABILITY.

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provisions were not contained herein.

WAIVER

Failure by either Party to enforce a term of this Agreement will not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the Parties.

MODIFICATION

This Agreement may not be altered, amended or modified in any way except by a writing signed by both Parties.

ENTIRE AGREEMENT

The Parties acknowledge that this Agreement, together with the exhibits attached hereto, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof, and supersedes all prior and contemporaneous discussions, agreements and writings in respect hereto.

	Licensor		Licensee		Assignee

By:	/s/ David R. Koos	By:	/s/ David R. Koos	By:	/s/ David R. Koos
Name:	David R. Koos	Name:	David R. Koos	Name:	David R. Koos
Its:	Chairman & CEO	Its:	Chairman & CEO	Its:	Chairman & CEO

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EXHIBIT A

1)	U.S. Provisional Application No. 62/363,588 entitled SMALL MOLECULE MODULATORS OF NR2F6 ACTIVITY, filed July 18 th. 2016:
2)	U.S. Non-Provisional Application No. 15/652,967 entitled SMALL MOLECULE MODULA TORS OF NR2F6 ACTIVITY, filed on July I 8 111, 2017;
3)	U.S. Non-Provisional Application No. 15/820,324 entitled SMALL MOLECULE AGONISTS AND ANTAGONISTS OF NR2F6 ACTIVITY IN HUMANS, filed on November 21st, 2017;
4)	U.S. Non-Provisional Application No. 16/008,526 entitled SMALL MOLECULE AGONISTS AND ANTAGONISTS OF NR2F6 ACTIVITY, filed on June 14th, 2018
5)	U.S. Non-Provisional Application No. 15/351,4 I 4 entitled NR2F6 INHIBITED CHIMERIC ANTIGEN RECEPTOR CELLS, filed on November 14th, 2016

6)	U.S. Non-Provisional Application No. 13/652,395 entitled MODULATION OF NR2F6 AND METHODS AND USES THEREOF, filed on October 15 th, 2012; now US Patent No. 9,091,696, issued July 28th , 2015; and
6)	U.S. Non-Provisional Application No. 14/852,623 entitled METHODS OF SCREENING COMPOUNDS THAT CAN MODULATE NR2F6 BY DISPLACEMENT OF A REFERENCE LIGAND, filed on September 13 th, 2015, now US Patent No. 10,088,485, issued October 2nd, 2018;

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